Exhibit 99.1

NEWS RELEASE

Range Announces Third Quarter 2020 Financial Results

FORT WORTH, TEXAS, October 29, 2020…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its third quarter 2020 financial results.

Third Quarter Highlights –

•	Well costs continue to average less than $600 per lateral foot, including facility costs, the lowest in Appalachia
•	2020 annual capital spend expectation reduced by at least $15 million, due to efficiency improvements
•	Total capital expenditures were $63.5 million during the quarter
•	Transportation, gathering, processing and compression expense improved $0.10 per mcfe, or 7% versus prior year
•	Lease operating expense improved to $0.10 per mcfe, a record low for the Company
•	Total cash unit costs improved $0.18 per mcfe, or 9% versus prior year
•	Closed on North Louisiana asset divestiture for gross proceeds of $245 million, plus an additional $90 million contingent on future commodity prices
•	Issued $300 million in additional 2026 notes and repurchased $500 million in near-term maturities via tender offer, extending the Company’s debt maturities while maintaining liquidity
•	Reaffirmation of the existing $3.0 billion borrowing base and elected commitments of $2.4 billion
•	Published an updated Corporate Sustainability Report highlighting Range’s environmental leadership, strong governance, and focus on workforce health and safety.

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “Range continued to make steady progress in the third quarter by operating safely, improving our cost structure, reducing debt, extending our maturity runway, and methodically developing our core asset with peer-leading well costs and capital efficiency.  As a result of efficient operations, we were able to reduce our capital budget for 2020 while accomplishing our operational objectives, setting us up well for 2021.   Looking forward, our shallow base decline of less than 20% and peer leading well costs provide Range a sustaining capital requirement per unit of production that we believe is the best among peers, providing us a solid foundation for generating corporate returns.  With an improved price outlook for natural gas and natural gas liquids, Range is well-positioned to generate durable free cash flow, which at today’s stock price equates to a free cash flow yield that competes with any sector.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables.  “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production.  See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

GAAP revenues for third quarter 2020 totaled $299 million, GAAP net cash provided from operating activities (including changes in working capital) was an outflow of $24 million, and GAAP earnings was a loss of $680 million ($2.83 per diluted share).  Third quarter earnings include $522 million exit and termination costs associated with the sale of North Louisiana assets and a $125 million non-cash derivative loss due to increases in commodity prices.

Non-GAAP revenues for third quarter 2020 totaled $510 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $91 million.  Adjusted earnings comparable to analysts’ estimates, a non-GAAP measure, was a loss of $11 million ($0.05 per diluted share) in third quarter 2020.

Capital Expenditures

Third quarter 2020 drilling and completion expenditures were $60 million.  In addition, during the quarter, a combined $3.5 million was invested in acreage and gathering systems.  Total year-to-date expenditures were $298 million at the end of the third quarter.  Well costs, including all facilities, averaged less than $600 per foot in the third quarter, the lowest normalized well costs in Appalachia.  Given the realized efficiencies year-to-date, Range is lowering its anticipated capital spending by $15 million for 2020 to $415 million or less.

Asset Sale and Financial Position

In August, Range finalized the sale of its North Louisiana assets for gross proceeds of $245 million, with the potential for $90 million in additional proceeds contingent on future commodity prices.

During the quarter, Range issued $300 million aggregate principal amount of 9.25% senior notes due 2026. Proceeds from the senior notes offering and North Louisiana divestiture were used to redeem $500 million aggregate principal amount of the Company’s notes due 2021 through 2023. In addition, Range retired approximately $2.9 million in principal amount of senior and subordinated notes through open market repurchases during the third quarter at a weighted average discount to par of 7%.  In total during 2020, Range has reduced note maturities through 2024 by approximately $1.2 billion through refinancing and repayments.

At the end of the quarter, pursuant to the scheduled semi-annual borrowing base redetermination process, Range received reaffirmation of its $3.0 billion borrowing base under the Company’s existing revolving credit facility. Aggregate lender commitments under the credit facility remain at $2.4 billion.  Range had $706 million drawn on its revolver and approximately $1.4 billion of additional borrowing capacity under the commitment amount as of September 30, 2020.

Unit Costs and Pricing

The following table details Range’s unit costs per mcfe(a):

Expenses	3Q 2020 ($/Mcfe)	3Q 2019 ($/Mcfe)	Increase (Decrease)

Direct operating(a)	$0.10	$0.17	(41%)
Transportation, gathering, processing and compression	1.33	1.43	(7%)
Production and ad valorem taxes	0.03	0.04	(25%)
General and administrative (G&A)(a)	0.15	0.16	(6%)
Interest expense(a)	0.23	0.22	5%
Total cash unit costs(b)	1.84	2.02	(9%)
Depletion, depreciation and amortization (DD&A)	0.48	0.67	(28%)
Total cash unit costs plus DD&A(b)	$2.31	$2.68	(14%)

(a)	Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)	May not add due to rounding.

The following table details Range’s average production and realized pricing for third quarter 2020:

	3Q20 Production & Realized Pricing
	Natural Gas (Mmcf)	NGLs (Bbl)	Oil (Bbl)	Natural Gas Equivalent (Mmcfe)

Net Production per day	1,553	99,745	7,134	2,194

Average NYMEX price	$ 1.95		$ 40.90
Differential, including basis hedging	(0.42)		(9.43)
Realized prices before NYMEX hedges	1.53	$ 16.27	31.47
Settled NYMEX hedges	0.47	(0.10)	19.34
Average realized prices after hedges (a)	$ 2.00	$ 16.17	$ 50.81	$ 2.32

(a)	May not add due to rounding.

Third quarter 2020 natural gas, NGLs and oil price realizations (including the impact of derivative settlements which correspond to analysts’ estimates) averaged $2.32 per mcfe.  Additional detail on commodity price realizations can be found in the Supplemental Tables provided on the Company’s website.

•

The average natural gas price, including the impact of basis hedging, was $1.53 per mcf, or a ($0.42) differential to NYMEX.   Appalachian storage remained higher than normal during the third quarter while the basin experienced maintenance on multiple infrastructure projects, both weakening local prices.  Range expects this weakness to dissipate with the onset of winter weather leading to improvements in basis pricing.

•

Pre-hedge NGL realizations were $16.27 per barrel during the quarter, or approximately 40% of WTI (West Texas Intermediate), and in-line with the Mont Belvieu-equivalent barrel. NGL component pricing improved compared to second quarter as demand remained strong.  Following the continued increase in C3+ pricing at Mont Belvieu and internationally, Range expects its fourth quarter and 2021 pre-hedge realized NGL price to reach the highest levels since early 2019, based on current strip pricing.

•

Crude oil and condensate price realizations, before realized hedges, averaged $31.47 per barrel, or $9.43 below WTI.  Range expects condensate differentials to continue improving through the rest of 2020 and further into 2021.

Operational Discussion

The table below summarizes estimated activity for 2020 regarding the number of wells to sales for each area.

	Wells TIL 3Q 2020	Calendar 2020 Planned TIL	Remaining 2020
SW PA Super-Rich	3	3	0
SW PA Wet	8	31	5
SW PA Dry	8	33	2
Total Wells	19	67	7

Production by Area

Total production for third quarter 2020 averaged approximately 2.19 Bcfe net per day.  The southwest Appalachia area averaged 2.04 Bcfe net per day during the quarter, reflecting strategic production curtailments in September, as discussed below.  The northeast Marcellus properties averaged 81 Mmcf net per day and North Louisiana, which was sold in August, averaged approximately 73 Mmcfe net per day during the third quarter.

Marketing and Transportation

During the third quarter, Appalachian natural gas storage remained higher than normal while the basin experienced maintenance on multiple infrastructure projects, causing weakness in local prices.  In response to low in-basin natural gas prices, Range curtailed up to 210 Mmcf per day of gross natural gas production during the last two weeks of September and the majority of October.  Range expects local price to improve with the onset of winter weather, as demonstrated by improving basis futures, leading to improving corporate natural gas differentials into 2021.  The deferred production is expected to receive the benefit of higher future prices, thereby increasing cash flow. As of October 28th, all curtailed production had been returned to sales.

Range continues to see strong NGL export premiums at Marcus Hook relative to the Mont Belvieu index.  Range’s NGL pre-hedge price realizations in the third quarter improved by $3.47 per barrel versus the previous quarter and a $1.21 per barrel improvement compared to the prior-year quarter, despite hurricane-related demand weakness on the Gulf Coast.   Looking ahead, Range expects NGL balances to tighten further with ongoing declines in associated NGL production and improving demand. With respect to propane and butane, the start of winter should boost domestic demand while new LPG export capacity becomes operational on the Gulf Coast.  At the same time, global LPG balances are expected to tighten by more than 10% between October and the first quarter of 2021.  These strengthening fundamentals set the stage for stronger propane and butane prices moving into 2021. In this environment, Range’s flexible transportation portfolio creates opportunities to maximize value by optimizing sales into both domestic and international markets, supporting the Company’s premium differentials to Mont Belvieu.

Third quarter condensate production was lower versus the prior quarter as a result of the sale of North Louisiana and relatively light activity in the super-rich area for 2020. Condensate prices improved by almost 50% during the quarter, trending with crude prices.  Consequently, Range experienced a sharp increase in condensate price realizations to $31.47/bbl. The Company expects condensate price differentials to WTI to tighten in fourth quarter 2020 and early 2021 as regional production continues to decline, while demand for transportation fuels appears likely to recover.

Corporate Sustainability Report

In August, Range published an updated Corporate Sustainability Report. The 2020 Corporate Sustainability Report covers a broader and deeper set of topics, with a focus on material issues for the business and key stakeholders, underscoring the Company’s commitment to increased transparency.  Included in the report, Range set industry-leading emissions goals. The Company’s medium-term goal is to achieve the objective of net zero greenhouse gas (GHG) emissions by 2025 through continued emissions reductions and the use of carbon offsets associated with reforestation and forest management. As an additional interim goal, Range intends to further reduce GHG emissions intensity relative to 2019 levels by 15 percent by 2025.

To achieve these targets, Range continues to invest in new technologies and engineering solutions, implement best-in-class emissions reductions practices and develop improved methods to measure emissions. These efforts have positioned Range as a leader in emissions reductions amongst peers. Based on third-party data from Rystad Energy, an independent energy research firm, Range had the lowest CO2 emissions intensity in a group of 58 global oil and natural gas producers.  The full report is available at csr.rangeresources.com.

Guidance – 2020

Production per day Guidance

Accounting for the strategic production curtailments, Range expects fourth quarter production to average approximately 2.10 Bcfe per day.  Production for full-year 2020 is expected to average approximately 2.24 Bcfe per day, reflecting adjustments associated with the sale of the North Louisiana assets and strategic curtailments.

Full Year 2020 Expense Guidance

Updated Guidance
Direct operating expense:	$0.11 - $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.32 - $1.36 per mcfe
Production tax expense:	$0.03 - $0.04 per mcfe
Exploration expense:	$28 - $34 million
G&A expense:	$0.14 - $0.15 per mcfe
Interest expense:	$0.22 - $0.24 per mcfe
DD&A expense:	$0.48 - $0.52 per mcfe
Net brokered gas marketing expense:	$10 - $16 million

Full Year 2020 Price Guidance

Based on current market indications and including the mid-August North Louisiana assets divestiture, Range expects to average the following price differentials for its production in 2020.

2020 Guidance
Natural Gas:(1)	NYMEX minus $0.30 to $0.33
Natural Gas Liquids:(2)	Mont Belvieu plus $0.50 to $1.50 per bbl
Oil/Condensate:	WTI minus $8.00 to $10.00 per bbl

(1) Including basis hedging.
(2) Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production to increase the predictability of cash flow and to help maintain a more flexible financial position.  Range has over 75% of its remaining 2020 projected natural gas production hedged at a weighted average floor price of $2.62 per Mmbtu.  Similarly, Range has hedged over 80% of its remaining 2020 projected crude oil production at an average floor price of $58.02.  For 2021, Range has hedged 1.0 Bcf per day of natural gas production with an average floor price of $2.60 and an average ceiling price of $2.80.  Please see Range’s detailed hedging schedule posted at the end of the financial tables below and on its website at www.rangeresources.com.

Range has also hedged Marcellus and other natural gas basis to limit volatility between NYMEX and regional prices.  The fair value of basis hedges was a gain of $5.4 million as of September 30, 2020.  The Company also has propane basis swap contracts and freight swaps which lock in the differential between Mont Belvieu and international propane indices.  The combined fair value of these contracts was a loss of $1.9 million at September 30, 2020.

Conference Call Information

A conference call to review the financial results is scheduled on Friday, October 30 at 9:00 a.m. ET.  A webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until November 30, 2020.

To participate in the call, dial 877-928-8777 and provide conference code 1041049 about 15 minutes prior to the scheduled start time.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes.  We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis.  A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted).  The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items.  Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt.  Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.  A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release.  On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement.  The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales.  This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q.  The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in stacked-pay projects in the Appalachian Basin. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities.  The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves.  Range has elected not to disclose its probable and possible reserves in its filings with the SEC.  Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines.  Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized.  Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers.  Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves.  Area wide unproven resource potential has not been fully risked by Range's management.  “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially.  Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors.  Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.  You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

2020-23

SOURCE:   Range Resources Corporation

Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

John Durham, Senior Financial Analyst

817-869-1538

jdurham@rangeresources.com

Range Media Contacts:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$381,553	$474,754	$1,162,907	$1,709,987
Derivative fair value (loss)/income	(124,690)	74,676	102,182	208,190
Brokered natural gas, marketing and other (b)	42,153	72,765	103,851	302,848
ARO settlement gain (loss) (b)	(6)	(11)	(18)	(11)
Other (b)	335	261	889	997
Total revenues and other income	299,345	622,445	1,369,811	2,222,011

Costs and expenses:
Direct operating	19,589	34,957	75,134	101,025
Direct operating – non-cash stock-based compensation (c)	(74)	319	810	1,459
Transportation, gathering, processing and compression	268,108	295,912	831,748	899,786
Production and ad valorem taxes	6,106	7,805	20,682	29,004
Brokered natural gas and marketing	47,643	79,416	117,847	311,837
Brokered natural gas and marketing – non-cash stock-based compensation (c)	324	522	905	1,523
Exploration	7,897	10,517	22,299	25,961
Exploration – non-cash stock-based compensation (c)	189	496	891	1,372
Abandonment and impairment of unproved properties	5,667	16,202	16,604	41,631
General and administrative	31,209	32,626	92,552	107,425
General and administrative – non-cash stock-based compensation (c)	6,863	8,423	24,071	27,561
General and administrative – lawsuit settlements	81	139	1,672	2,035
General and administrative – rig release penalty	—	—	—	1,436
General and administrative – bad debt expense	—	(141)	400	(141)
Exit and termination costs	519,613	820	531,505	3,000
Exit and termination costs – non-cash stock-based compensation (c)	2,020	(1)	2,020	25
Deferred compensation plan (d)	6,237	(8,871)	10,287	(16,432)
Interest expense	45,866	45,202	137,812	144,873
Interest expense – amortization of deferred financing costs (e)	2,133	1,795	6,329	5,388
Gain on early extinguishment of debt	7,821	(2,985)	(14,093)	(2,985)
Depletion, depreciation and amortization	96,167	137,751	303,779	417,974
Impairment of proved property and other assets	1,955	—	78,955	—
Loss (gain) on sale of assets	9,230	36,341	(112,443)	30,663
Total costs and expenses	1,084,644	697,245	2,149,766	2,134,420

(Loss) income before income taxes	(785,299)	(74,800)	(779,955)	87,591

Income tax (benefit) expense:
Current	—	4,079	(366)	4,079
Deferred	(105,251)	(51,298)	(97,947)	(5,511)
	(105,251)	(47,219)	(98,313)	(1,432)

Net (loss) income	$(680,048)	$(27,581)	$(681,642)	$89,023

Net (Loss) Income Per Common Share:
Basic	$(2.83)	$(0.11)	$(2.82)	$0.35
Diluted	$(2.83)	$(0.11)	$(2.82)	$0.35

Weighted average common shares outstanding, as reported:
Basic	239,895	248,082	241,770	247,878
Diluted	239,895	248,082	241,770	248,823

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e)  Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	September 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
Assets
Current assets	$203,883	$290,954
Derivative assets	20,326	137,554
Natural gas and oil properties, successful efforts method	5,670,971	6,041,035
Transportation and field assets	4,429	5,375
Operating lease right-of-use assets	43,763	62,053
Other	69,526	75,432
	$6,012,898	$6,612,403

Liabilities and Stockholders’ Equity
Current liabilities	$574,609	$551,032
Asset retirement obligations	2,103	2,393
Derivative liabilities	53,408	13,119

Bank debt	696,172	464,319
Senior notes	2,328,585	2,659,844
Senior subordinated notes	17,375	48,774
Total debt	3,042,132	3,172,937

Deferred tax liability	62,319	160,196
Derivative liabilities	31,503	949
Deferred compensation liability	69,927	64,070
Operating lease liabilities	32,238	41,068
Asset retirement obligations and other liabilities	98,359	259,151
Divestiture contract obligation	383,796	—

Common stock and retained earnings	1,693,209	2,355,512
Other comprehensive loss	(574)	(788)
Common stock held in treasury stock	(30,131)	(7,236)
Total stockholders’ equity	1,662,504	2,347,488
	$6,012,898	$6,612,403

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	%	2020	2019	%

Total revenues and other income, as reported	$299,345	$622,445	-52%	$1,369,811	$2,222,011	-38%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	210,504	5,332		203,061	(69,841)
ARO settlement (gain) loss	6	11		18	11
Total revenues, as adjusted, non-GAAP	$509,855	$627,788	-19%	$1,572,890	$2,152,181	-27%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income	$(680,048)	$(27,581)	$(681,642)	$89,023
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	(105,251)	(51,298)	(97,947)	(5,511)
Depletion, depreciation, amortization and impairment	98,122	137,751	382,734	417,974
Abandonment and impairment of unproved properties	5,667	16,202	16,604	41,631
Derivative fair value loss (income)	124,690	(74,676)	(102,182)	(208,190)
Cash settlements on derivative financial instruments	85,814	80,008	305,243	138,349
Divestiture fee obligation	486,689	—	486,689	—
Allowance for bad debts	—	(141)	400	(141)
Amortization of deferred issuance costs and other	1,625	1,619	5,023	4,862
Deferred and stock-based compensation	15,267	683	38,380	14,410
Loss (gain) on sale of assets and other	9,230	36,341	(112,443)	30,663
Loss (gain) on early extinguishment of debt	7,821	(2,985)	(14,093)	(2,985)

Changes in working capital:
Accounts receivable	(12,047)	40,086	91,343	241,514
Inventory and other	(1,730)	1,011	(5,786)	(4,024)
Accounts payable	(25,467)	(23,513)	(52,820)	(52,645)
Accrued liabilities and other	(34,676)	(29,592)	(80,529)	(155,499)
Net changes in working capital	(73,920)	(12,008)	(47,792)	29,346
Net cash (used in) provided from operating activities	$(24,294)	$103,915	$178,974	$549,431

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash (used in) provided from operating activities, as reported	$(24,294)	$103,915	$178,974	$549,431
Net changes in working capital	73,920	12,008	47,792	(29,346)
Exploration expense	7,897	10,517	22,299	25,961
Lawsuit settlements	81	139	1,672	2,035
Exit and termination costs – severance costs only	4,191	820	5,638	3,000
Accrued transportation contract release including accretion	233	—	10,678	—
One-time midstream termination payment	28,500	—	28,500	—
Rig release penalty	—	—	—	1,436
Non-cash compensation adjustment	806	392	1,928	1,635
Cash flow from operations before changes in working capital – non-GAAP measure	$91,334	$127,791	$297,481	$554,152

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Basic:
Weighted average shares outstanding	246,128	251,408	247,050	250,995
Stock held by deferred compensation plan	(6,233)	(3,326)	(5,280)	(3,117)
Adjusted basic	239,895	248,082	241,770	247,878

Dilutive:
Weighted average shares outstanding	246,128	251,408	247,050	250,995
Dilutive stock options under treasury method	(6,233)	(3,326)	(5,280)	(2,172)
Adjusted dilutive	239,895	248,082	241,770	248,823

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	%	2020	2019	%
Natural gas, NGL and oil sales components:
Natural gas sales	$211,638	$284,980		$679,094	$1,063,323
NGL sales	149,263	143,195		416,885	508,035
Oil sales	20,652	46,579		66,928	138,629
Total oil and gas sales, as reported	$381,553	$474,754	-20%	$1,162,907	$1,709,987	-32%

Derivative fair value income (loss), as reported:	$(124,690)	$74,676		$102,182	$208,190
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(74,035)	(72,809)		(245,044)	(92,333)
NGLs	915	(7,053)		(16,033)	(47,835)
Crude Oil	(12,694)	(146)		(44,166)	1,819
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$(210,504)	$(5,332)		$(203,061)	$69,841

Transportation, gathering, processing and compression components:
Natural gas	$157,097	$180,353		$494,305	$554,788
NGLs	110,849	115,559		336,491	344,998
Oil	162	—		952	—
Total transportation, gathering, processing and compression, as reported	$268,108	$295,912		$831,748	$899,786

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$285,673	$357,789		$924,138	$1,155,656
NGL sales	148,348	150,248		432,918	555,870
Oil sales	33,346	46,725		111,094	136,810
Total	$467,367	$554,762	-16%	1,468,150	1,848,336	-21%

Production of oil and gas during the periods (a):
Natural gas (mcf)	142,876,351	143,721,265	-1%	439,764,525	427,405,931	3%
NGL (bbl)	9,176,553	9,511,234	-4%	28,525,849	28,971,049	-2%
Oil (bbl)	656,319	939,541	-30%	2,244,741	2,727,415	-18%
Gas equivalent (mcfe) (b)	201,873,583	206,425,915	-2%	624,388,065	617,596,715	1%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,553,004	1,562,188	-1%	1,604,980	1,565,589	3%
NGL (bbl)	99,745	103,383	-4%	104,109	106,121	-2%
Oil (bbl)	7,134	10,212	-30%	8,192	9,991	-18%
Gas equivalent (mcfe) (b)	2,194,278	2,243,760	-2%	2,278,789	2,262,259	1%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$1.48	$1.98	-25%	$1.54	$2.49	-38%
NGL (bbl)	$16.27	$15.06	8%	$14.61	$17.54	-17%
Oil (bbl)	$31.47	$49.58	-37%	$29.82	$50.83	-41%
Gas equivalent (mcfe) (b)	$1.89	$2.30	-18%	$1.86	$2.77	-33%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.00	$2.49	-20%	$2.10	$2.70	-22%
NGL (bbl)	$16.17	$15.80	2%	$15.18	$19.19	-21%
Oil (bbl)	$50.81	$49.73	2%	$49.49	$50.16	-1%
Gas equivalent (mcfe) (b)	$2.32	$2.69	-14%	$2.35	$2.99	-21%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$0.90	$1.23	-27%	$0.98	$1.41	-30%
NGL (bbl)	$4.09	$3.65	12%	$3.38	$7.28	-54%
Oil (bbl)	$50.56	$49.73	2%	$49.07	$50.16	-2%
Gas equivalent (mcfe) (b)	$0.99	$1.25	-21%	$1.02	$1.54	-34%

Transportation, gathering and compression expense per mcfe	$1.33	$1.43	-7%	$1.33	$1.46	-9%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

(Loss) income from operations before income taxes, as reported	$(785,299)	$(74,800)	$(779,955)	$87,591
Adjustment for certain special items:
Loss (gain) on sale of assets	9,230	36,341	(112,443)	30,663
(Gain) loss on ARO settlements	6	11	18	11
Change in fair value related to derivatives prior to settlement	210,504	5,332	203,061	(69,841)
Abandonment and impairment of unproved properties	5,667	16,202	16,604	41,631
Rig release penalty	—	—	—	1,436
Loss (gain) on early extinguishment of debt	7,821	(2,985)	(14,093)	(2,985)
Impairment of proved property and other assets	1,955	—	78,955	—
Lawsuit settlements	81	139	1,672	2,035
Exit and termination costs	519,613	820	531,505	3,000
Exit and termination costs – non-cash stock-based compensation	2,020	(1)	2,020	25
Brokered natural gas and marketing – non-cash stock-based compensation	324	522	905	1,523
Direct operating – non-cash stock-based compensation	(74)	319	810	1,459
Exploration expenses – non-cash stock-based compensation	189	496	891	1,372
General & administrative – non-cash stock-based compensation	6,863	8,423	24,071	27,561
Deferred compensation plan – non-cash adjustment	6,237	(8,871)	10,287	(16,432)

(Loss) income before income taxes, as adjusted	(14,863)	(18,052)	(35,692)	109,049

Income tax expense (benefit), as adjusted
Current	—	4,079	(366)	4,079
Deferred (a)	(3,716)	(4,513)	(8,923)	27,279

Net (loss) income excluding certain items, a non-GAAP measure	$(11,147)	$(17,618)	$(26,403)	$77,691

Non-GAAP (loss) income per common share
Basic	$(0.05)	$(0.07)	$(0.11)	$0.31
Diluted	$(0.05)	$(0.07)	$(0.11)	$0.31

Non-GAAP diluted shares outstanding, if dilutive	239,895	248,082	241,770	248,823

(a)  Deferred taxes are estimated to be approximately 25% for 2020 and 2019.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net (loss) income, as reported	$(680,048)	$(27,581)	$(681,642)	$89,023
Adjustment for certain special items:
Loss (gain) on sale of assets	9,230	36,341	(112,443)	30,663
Loss (gain) on ARO settlements	6	11	18	11
Gain on early extinguishment of debt	7,821	(2,985)	(14,093)	(2,985)
Change in fair value related to derivatives prior to settlement	210,504	5,332	203,061	(69,841)
Impairment of proved property	1,955	—	78,955	—
Abandonment and impairment of unproved properties	5,667	16,202	16,604	41,631
Lawsuit settlements	81	139	1,672	2,035
Rig release penalty	—	—	—	1,436
Exit and termination costs	519,613	820	531,505	3,000
Non-cash stock-based compensation	9,322	9,759	28,697	31,940
Deferred compensation plan	6,237	(8,871)	10,287	(16,432)
Tax impact	(101,535)	(46,785)	(89,024)	(32,790)

Net (loss) income excluding certain items, a non-GAAP measure	$(11,147)	$(17,618)	$(26,403)	$77,691

Net (loss) income per diluted share, as reported	$(2.83)	$(0.11)	$(2.82)	$0.35
Adjustment for certain special items per diluted share:
Loss (gain) on sale of assets	0.04	0.15	(0.47)	0.12
Loss (gain) on ARO settlements	0.00	0.00	0.00	0.00
Loss (gain) on early extinguishment of debt	0.03	(0.01)	(0.06)	(0.01)
Change in fair value related to derivatives prior to settlement	0.88	0.02	0.84	(0.28)
Impairment of proved property	0.01	—	0.33	—
Abandonment and impairment of unproved properties	0.02	0.07	0.07	0.17
Lawsuit settlements	0.00	0.00	0.01	0.01
Rig release penalty	—	—	—	0.01
Exit and termination costs	2.17	0.00	2.20	0.01
Non-cash stock-based compensation	0.04	0.04	0.12	0.13
Deferred compensation plan	0.03	(0.04)	0.04	(0.07)
Adjustment for rounding differences	(0.02)	—	—	—
Tax impact	(0.42)	(0.19)	(0.37)	(0.13)

Net (loss) income per diluted share, excluding certain items, a non-GAAP measure	$(0.05)	$(0.07)	$(0.11)	$0.31

Adjusted (loss) earnings per share, a non-GAAP measure:
Basic	$(0.05)	$(0.07)	$(0.11)	$0.31
Diluted	$(0.05)	$(0.07)	$(0.11)	$0.31

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues
Natural gas, NGL and oil sales, as reported	$381,553	$474,754	$1,162,907	$1,709,987
Derivative fair value income (loss), as reported	(124,690)	74,676	102,182	208,190
Less non-cash fair value (gain) loss	210,504	5,332	203,061	(69,841)
Brokered natural gas and marketing and other, as reported	42,482	73,015	104,722	303,834
Less ARO settlement and other (gains) losses	(329)	(250)	(871)	(986)
Cash revenue applicable to production	509,520	627,527	1,572,001	2,151,184

Expenses
Direct operating, as reported	19,515	35,276	75,944	102,484
Less direct operating stock-based compensation	74	(319)	(810)	(1,459)
Transportation, gathering and compression, as reported	268,108	295,912	831,748	899,786
Production and ad valorem taxes, as reported	6,106	7,805	20,682	29,004
Brokered natural gas and marketing, as reported	47,967	79,938	118,752	313,360
Less brokered natural gas and marketing stock-based Compensation	(324)	(522)	(905)	(1,523)
General and administrative, as reported	38,153	41,047	118,695	138,316
Less G&A stock-based compensation	(6,863)	(8,423)	(24,071)	(27,561)
Less lawsuit settlements	(81)	(139)	(1,672)	(2,035)
Less rig release penalty	—	(1,436)	—	(1,436)
Interest expense, as reported	47,999	46,997	144,141	150,261
Less amortization of deferred financing costs	(2,133)	(1,795)	(6,329)	(5,388)
Cash expenses	418,521	494,341	1,276,175	1,593,809

Cash margin, a non-GAAP measure	$90,999	$133,186	$295,826	$557,375

Mmcfe produced during period	201,874	206,426	624,388	617,597

Cash margin per mcfe	$0.45	$0.65	$0.47	$0.90

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

(Loss) income before income taxes, as reported	$(785,299)	$(74,800)	$(779,955)	$87,591
Adjustments to reconcile (loss) income before income taxes to cash margin:
ARO settlements and other gains	(329)	(250)	(871)	(986)
Derivative fair value loss (income)	124,690	(74,676)	(102,182)	(208,190)
Net cash receipts on derivative settlements	85,814	80,008	305,243	138,349
Exploration expense	7,897	10,517	22,299	25,961
Lawsuit settlements	81	139	1,672	2,035
Rig release penalty	—	1,436	—	1,436
Exit and termination costs	519,613	820	531,505	3,000
Deferred compensation plan	6,237	(8,871)	10,287	(16,432)
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	9,322	9,759	28,697	31,940
Interest – amortization of deferred financing costs	2,133	1,795	6,329	5,388
Depletion, depreciation and amortization	96,167	137,751	303,779	417,974
Loss (gain) on sale of assets	9,230	36,341	(112,443)	30,663
Loss (gain) on early extinguishment of debt	7,821	(2,985)	(14,093)	(2,985)
Impairment of proved property and other assets	1,955	—	78,955	—
Abandonment and impairment of unproved properties	5,667	16,202	16,604	41,631
Cash margin, a non-GAAP measure	$90,999	$133,186	$295,826	$557,375

RANGE RESOURCES CORPORATION

HEDGING POSITION AS OF September 30, 2020 – (Unaudited)

	Daily Volume	Hedge Price
Gas [1]

October 2020 Collar	20,000 Mmbtu	$2.00 x $2.50
4Q 2020 3-way Collar	79,891 Mmbtu	$2.23 / $2.58 x $3.19
4Q 2020 Swaps	1,133,587 Mmbtu	$2.63

2021 Collars	285,041 Mmbtu	$2.51 x $3.00
2021 3-way Collars	240,000 Mmbtu	$1.99 / $2.33 x $2.60
2021 Swaps	510,000 Mmbtu	$2.78

Oil

4Q 2020 Swaps	6,000 bbls	$58.02

2021 Swaps	1,000 bbls	$55.00

C3 Propane

4Q 2020 Swaps	2,022 bbls	$0.514/gallon

nC4 Butane

4Q 2020 Swaps	663 bbls	$0.602/gallon

C5 Natural Gasoline

4Q 2020 Swaps	1,326 bbls	$0.885/gallon

(1)	Range sold natural gas call swaptions of 140,000 Mmbtu/d for calendar 2021 and 280,000 Mmbru/d for calendar 2022 at an average strike price of $2.875 per Mmbtu and $2.81 per Mmbtu, respectively.

SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS

AND ADDITIONAL HEDGING DETAILS